Exhibit 10.34

EXHIBIT A

AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment"), is dated as of November 6, 2025, is made by and between Alpha and Omega Semiconductor Limited, a company incorporated m1d existing under the laws of the Islands of Bermuda (the "Company"), and Mike F. Chang (the "Executive").

WITNESSETH:

WHEREAS, the Executive and the Compm1y entered into m1 Employment Agreement effective as of February 23, 2023 (the "Employment Agreement").

WHEREAS, the parties hereto desire to m11end the Employment Agreement on the terms set forth herein to reflect the Executive's resignation as the Company's Executive Chairman and the terms of his new position as Executive Vice President of Strategic Initiatives, effective as of March 3, 2025.

NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained in the Employment Agreement and herein, and for other good and valuable consideration, the receipt mid adequacy of which are hereby acknowledged and accepted, the parties hereto hereby agree as follows:
1. Section 2.1 of the Employment Agreement is hereby amended in its entirety to read as follows:

"2.1    Title/Responsibilities. Effective as of March 3, 2025, the Executive shall serve as the Company's Executive Vice President of Strategic Initiatives and shall cease to serve as the Company's Executive Chairman. The Executive shall have such duties typically associated with such title and as may otherwise be assigned to him by the Chief Executive Officer of the Company. While serving as Executive Vice President of Strategic Initiatives, the Executive shall report to Chief Executive Officer of the Company."

2. Section 2.4 of the Employment Agreement is hereby amended in its entirety to read as follows:

"Good Reason Waiver. The Executive acknowledges and agrees that the Executive's appointment as Executive Vice President of Strategic Initiative and resignation as the Executive Chairman of the Company shall not constitute Good Reason (as defined in the Agreement) or a similar term of like meaning for purposes of any employee benefit plans, programs, agreements, or arrangements of the Company."

3.Section 3. I of the Employment Agreement is hereby amended in its entirety to read as follows:

"Salary. Effective as of March 3, 2025, the Executive shall be paid a base salary at the annualized rate of Four Hundred Twenty-Five Thousand Dollars ($425,000). Such rate shall be subject to annual review by the Board and may be adjusted in the Board's discretion. Base salary shall be paid at periodic intervals in accordance with the Company's payroll practices for salaried employees."

4.Section 3.2 of the Employment Agreement is hereby amended in its entirety to read as follows:

"Bonus. For each calendar year during the Employment Period, commencing with calendar year 2025, the Executive shall be eligible to receive a cash bonus based on the attainment of individual and corporate performance goals and continued service requirements established by the Compensation Committee ("Annual Bonus") with a target bonus of 70% of Base Salary. The actual bonus payable for each calendar year will be based on the Compensation Committee's determination of the level of achievement of the applicable performance goals and service requirements for the year. Any bonus awarded to the Executive shall be paid by the 15th day of the third calendar month following the close of the calendar year for which such bonus is earned."

5. Except as modified by this Amendment, all the terms and provisions of the Agreement shall continue in foll force and effect. This Amendment shall be deemed part of and is incorporated into the Employment Agreement.
6. The Employment Agreement, as hereby amended, constitutes the entire agreement and understanding of the parties with respect to its subject matter, and supersedes all prior negotiations, representations or agreements between the parties concerning such subject matter.

7. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

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EXHIBIT A

IN WITNESS WHEREOF, the parties have executed this Amendment to the Employment Agreement as of the dates indicated below.